Exhibit 32

                      OFFICERS' SECTION 1350 CERTIFICATIONS

         The undersigned officers of CabelTel International Corporation, a Nevada corporation (the "Company"), hereby certifies that (i) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

         Dated: August 19, 2005.

                                        /s/ Ronald C. Finley
                                       -----------------------------------------
                                       Ronald C. Finley, Chief Executive Officer



                                        /s/ Gene S. Bertcher
                                       -----------------------------------------
                                       Gene S. Bertcher, President and
                                       Chief Financial Officer